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                                                                PSE&G EXHIBIT 23

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 33-49367 and 33-50197, 33-50199 and 33-51309 of Public Service Electric and Gas Company on Forms S-3 of our report dated February 18, 1994 appearing in this Annual Report on Form 10-K of Public Service Electric and Gas Company for the year ended December 31, 1993.

DELOITTE & TOUCHE

Parsippany, New Jersey
February 25, 1994